SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 23, 2003

(Date of Earliest Event Reported)

Asconi Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-23712	91-1395124
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1211 Semoran Boulevard, Suite 141, Casselberry, FL 32707

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (407) 679-9463

Item 5.	Other Events and Required FD Disclosure.

On October 23, 2003, Asconi Corporation announced in a press release that it has signed contracts with Grand Vin, Ltd. and Bonus Bord O.O.O., both subsidiaries of Wine International Project, Ltd., for additional 10 million bottles of wines to be shipped to the Russian Federation within one year starting October 2003. The contracts are expected to result in additional revenues of $2 million in 2003 and $8 million in 2004 as well as additional net income of $200,000 in 2003 and $800,000 in 2004. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7.	Financial Statements, Pro forma Financial Information, and Exhibits.

(c) Exhibits.

The following exhibit is including with this Report:

Exhibit 99.1:	Press Release dated October 23, 2003 regarding Asconi Corporation announcing contracts with Grand Vin, Ltd. and Bonus Bord O.O.O.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2003	Asconi Corporation By: /s/ Constantin Jitaru Constantin Jitaru President and Chief Executive Officer

Exhibit Index

No.	Description
99.1	Press Release dated October 23, 2003